I3 International Isotopes Inc

Exhibit 99.1

FOR IMMEDIATE RELEASE:

For More Information, Contact:

November 10, 2008

 Steve Laflin, President and CEO

(208) 524-5300

INTERNATIONAL ISOTOPES INC. ANNOUNCES

SUCCESSFUL COMPLETION OF A PRIVATE PLACEMENT

Idaho Falls, ID. November 10, 2008 – International Isotopes Inc. (Pink sheets INIS) announces the successful conclusion of a private placement.  The private placement was completed amongst 11 directors, past investors, and major shareholders and totals just over $2 million dollars.

International Isotopes Inc. has successfully completed a private placement with certain shareholders on November 7, 2008.  Under the private placement the Company offered 8,200,000 Units, each Unit included (i) one share of common stock priced at $0.25 per common share, and (ii) one warrant to purchase another share of common stock for $.30).

The total amount raised from the private placement was $2,050,000, which is the single largest capital raise of the Company since about 1999.  Under the terms of the private placement the Company will issue 8,200,000 shares of common stock to participants bringing the total number outstanding to 288,603,608.  In addition, the participants of the private placement will receive an aggregate of 8,200,000 Series F warrants which can be used to purchase additional shares of common stock for $0.30 per share.  All shares issues will be unregistered securities.

The majority of net proceeds from the private placement will be used to support engineering design and licensing of the Company’s planned uranium processing and fluorine extraction facility. Company Chief Executive Officer Steve T. Laflin stated, “We are very pleased with the level and amount of participation of our shareholders in the private placement especially in light of todays current market conditions.  I believe their strong participation confirms the significance of the strategic business position the Company is taking in regard to utilizing our exclusive fluoride extraction patent technology and plans for commercial processing of depleted uranium tails.  That process will produce important economic and environmental products from the fluoride extracted from depleted uranium.  Laflin added, “I would like to thank those shareholders specifically for their participation and their continued support of the Company.  The Company will need to raise significant additional capital to complete this project and given current market conditions there can be no guarantee the capital will be available, or available under acceptable terms.  The Company is currently evaluating several paths to raise the additional capital, however, it is clear that the funds from this private placement allow our design and licensing schedule to remain intact while we explore those paths and wait for a general improvement in market conditions.”

About International Isotopes Inc.

International Isotopes Inc. manufactures a full range of nuclear medicine calibration and reference standards, high purity fluoride gases, and a variety of cobalt-60 products such as teletherapy sources.  The Company also provides a wide selection of radioisotopes and radiochemicals for medical devices, calibration, clinical research, life sciences, and industrial applications and provides a host of analytical, measurement, recycling, and processing services on a contract basis to clients.

I3 International Isotopes Inc

International Isotopes Inc. Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the statements with respect to the Company's goals with respect to constructing a depleted uranium de-conversion processing and fluorine extraction facility.  Information contained in such forward-looking statements is based on current expectations and is subject to change.  These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of International Isotopes Inc. to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Other factors, which could materially affect such forward-looking statements, can be found in International Isotopes Inc.'s filings with the Securities and Exchange Commission at www.sec.gov, including our annual report on Form 10-KSB for the year ending December 31, 2007.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  Additional factors that could materially affect the results, performance or achievements of the Company include the ability to successfully obtain additional funding necessary to complete its planned de-conversion facility and complete construction and licensing of such facility, which may not occur.  Achievement by the Company of the project is substantially dependent on success in securing off-take agreements with commercial enrichment companies for depleted uranium hexafluoride for de-conversion services and supply of the raw material for the production of high quality fluoride gasses.  The forward-looking statements made herein are only made as of the date of this press release and International Isotopes, Inc. undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For more information, visit our web site at www.intisoid.com

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